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                                                                    Exhibit 10.8

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                           CSM 6800 SOFTWARE AGREEMENT

This CSM 6800 Software Agreement (the "Agreement") is entered into as of April 20, 2004 (the "Effective Date"), by and between QUALCOMM Incorporated, a Delaware corporation ("QUALCOMM") and Airvana, Inc., a Delaware corporation ("LICENSEE").

                                    RECITALS

WHEREAS, QUALCOMM and LICENSEE have entered into that certain HDR Infrastructure Equipment License Agreement dated September 18, 2000, pursuant to which QUALCOMM granted LICENSEE a license under certain QUALCOMM intellectual property to develop, manufacture and sell certain Code Division Multiple Access ("CDMA") infrastructure equipment; and

WHEREAS, in accordance with the terms and conditions of this Agreement, QUALCOMM is willing to deliver a copy of the Software (as defined below) to LICENSEE; and

WHEREAS, LICENSEE desires to receive a copy of the Software for its use in accordance with the terms and conditions of this Agreement.

                                    AGREEMENT

NOW, THEREFORE, the parties, in consideration of the mutual promises set forth herein, agree as follows:

1. DEFINITIONS. The following capitalized terms shall have the meanings set forth below:

"Affiliate" has the meaning given to it in the License Agreement.

"CSM 6800 ASIC" means QUALCOMM's CSM 6800 version of cell site modem application specific integrated circuit.

"License Agreement" means that certain HDR Infrastructure Equipment License Agreement dated September 18, 2000 between QUALCOMM and LICENSEE.

"Licensed HDR Products" has the meaning given to it in the License Agreement.

"LICENSEE" means Airvana, Inc., a Delaware corporation.

"Party" means QUALCOMM or LICENSEE and "Parties" means QUALCOMM and LICENSEE.

"QUALCOMM" means QUALCOMM Incorporated.

"Software" means QUALCOMM's CSM 6800 Software which in QUALCOMM's sole discretion, may be in either source code and/or object code form, designed for use with QUALCOMM's CSM 6800 ASIC, as more fully described in Exhibit A to this Agreement.

2. SOFTWARE.

     2.1 DELIVERY OF SOFTWARE. QUALCOMM shall make commercially reasonable efforts to deliver the Software in accordance with the schedule set forth in Exhibit A. However, QUALCOMM shall have the right, at its sole discretion, to reschedule the releases as required, change the number of releases of the Software, and/or modify the functionality contained in each such phase and/or release. For a period ending one year after the final release described in Exhibit A, (the "Standard Support Period"), QUALCOMM shall deliver bug fixes and other upgrades to the Software that it generally makes available to other Software licensees. At


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LICENSEE's request and upon its payment of an additional support fee to QUALCOMM in an amount to be mutually agreed upon by the Parties, QUALCOMM shall provide Software support for the 12-month period immediately following the expiration of Standard Support Period.

     2.2 PAYMENT BY LICENSEE. In consideration for the delivery of the Software and the rights granted to LICENSEE under Section 3 to use the Software in the development of its Licensed HDR Products, no later than thirty (30) days after the Effective Date LICENSEE shall pay to QUALCOMM a non-refundable payment (the "Up-Front Fee") in the amount of [**] Dollars (US$[**]).

3. RIGHT TO USE. LICENSEE may use the Software solely to develop, manufacture, sell, upgrade and repair Licensed HDR Products which incorporate QUALCOMM's CSM 6800 ASIC in accordance with and subject to the terms and conditions of the License Agreement, including the payment of royalties on Licensed HDR Products. As reasonably necessary to develop, manufacture, sell, upgrade and repair Licensed HDR Products in accordance with and subject to the terms and conditions of the License Agreement, LICENSEE shall have the right to (i) except as provided below, alter, modify, translate or adapt the Software or create derivative works based thereon; (ii) use or copy the Software for archival purposes, and (iii) sublicense the object code only of the Software or derivative works solely when embedded in Licensed HDR Products which incorporate QUALCOMM's CSM 6800 ASIC in conjunction with the sale of such Licensed HDR Products in accordance with and subject to the terms and conditions of the License Agreement. LICENSEE shall have no right to (a) sublicense, transfer or otherwise disclose the Software in source code form to any third party (other than Affiliates of LICENSEE in accordance with Section 10), or (b) reverse engineer, reverse assemble or reverse compile that portion of the code provided in object code form. Except as expressly permitted above, LICENSEE shall not use the Software for any other purpose. QUALCOMM retains all ownership rights in and to the Software and derivative works and nothing herein shall be deemed to grant any right to LICENSEE under any of QUALCOMM's patents (such rights, if any, being granted only under the terms of the License Agreement).

4. WARRANTIES. QUALCOMM MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE OR ANY OTHER INFORMATION OR DOCUMENTATION PROVIDED UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT, OR ANY EXPRESS OR IMPLIED WARRANTY ARISING OUT OF TRADE USAGE OR OUT OF A COURSE OF DEALING OR COURSE OF PERFORMANCE. NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS
(i) A WARRANTY OR REPRESENTATION BY QUALCOMM AS TO THE VALIDITY OR SCOPE OF ANY PATENT, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHT OR (ii) A WARRANTY OR REPRESENTATION BY QUALCOMM THAT ANY MANUFACTURE OR USE WILL BE FREE FROM INFRINGEMENT OF PATENTS, COPYRIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF OTHERS, AND IT SHALL BE THE SOLE RESPONSIBILITY OF LICENSEE TO MAKE SUCH DETERMINATION AS IS NECESSARY WITH RESPECT TO THE ACQUISITION OF LICENSES UNDER PATENTS AND OTHER INTELLECTUAL PROPERTY OF THIRD PARTIES.

5. INTELLECTUAL PROPERTY. Except as expressly provided in Section 3, this Agreement does not convey to LICENSEE any intellectual property rights in the Software, including but not limited to any rights under any patent, trademark, copyright, or trade secret. Except as expressly provided in this Agreement, LICENSEE may not use or sublicense Software, alone or in combination with other software or products, without a separate license from QUALCOMM under all applicable patents, copyrights and trademarks. LICENSEE's use and sale of any Reportable Product incorporating QUALCOMM's CSM 6800 ASIC and all or any part of the Software shall be solely in accordance with the terms and conditions of the License Agreement. This Agreement shall not modify or abrogate LICENSEE's obligations under the License Agreement, including but not limited to LICENSEE's obligation to pay all royalties


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specified thereunder for use of any licensed QUALCOMM intellectual property
(including the Software), and shall not expand or alter LICENSEE's rights thereunder. Neither the delivery of the Software, nor any provision of this Agreement shall be construed to grant to LICENSEE either expressly, by implication or by way of estoppel, any license under any patents or other intellectual property rights of QUALCOMM covering or relating to any other product or invention or any combination of the Software with any other product.

6. REPRESENTATION REGARDING USE. LICENSEE hereby represents and warrants to QUALCOMM that the Software will be used by LICENSEE solely to develop Licensed HDR Products which incorporate QUALCOMM's CSM 6800 ASIC for manufacture and sale subject to and in accordance with the License Agreement, including the payment of the royalty contained therein.

7. TERM AND TERMINATION.

     7.1 TERMINATION OF LICENSE AGREEMENT. This Agreement shall commence on the Effective Date and shall, unless earlier terminated, continue until any termination of the License Agreement.

     7.2 TERMINATION BY EITHER PARTY. This Agreement may be terminated by a party which is not in material breach hereunder, by written notice to the other party, following the occurrence of any material breach by such other Party of any material provision of this Agreement, which material breach is (if capable of being cured) not cured within [**] days after receipt of such notice.

     7.3 REMEDIES ON TERMINATION. In the event of any termination of this Agreement, LICENSEE shall immediately (i) return to QUALCOMM the Software, and any copies or updates thereof and (ii) cease using, or permitting to be used, the Software and any adaptation, modification, derivation or translation thereof, except that no termination hereof shall cause the termination of any existing sublicense to any purchaser of LICENSEE's Licensed HDR Products incorporating the Software or any adaptation, modification, derivation or translation thereof. Any termination or expiration of this Agreement under this
Section 7 shall not relieve LICENSEE from its liability for payment any amounts due hereunder and shall not prejudice the right to recover any sums due or accrued at the time of such termination or expiration (including the full amount of the Up-Front Fee) and shall not prejudice any cause of action or claim accrued or to accrue on account of any breach or default. No termination hereunder shall limit the rights of LICENSEE to sell those Licensed HDR Products in inventory or in process at the time of termination, subject to payment of the royalty applicable to the sale of such Licensed HDR Products under the License Agreement, payment of the full amount of the Up-Front Fee due hereunder, and continued compliance with the other provisions of this Agreement and the License Agreement.

8. TAXES. All amounts stated herein and/or required to be paid hereunder are stated in, and shall be paid in, U.S. Dollars. The prices do not include any applicable sales, use, excise and/or withholding taxes (except as indicated below with regard to withholding of income or profits taxes); customs duties; fees; freight, insurance and delivery charges; or any other taxes, fees, or charges. All taxes, fees and other charges imposed in conjunction with the Deliverables shall be paid directly by LICENSEE. In the event QUALCOMM pays any such fees, taxes, or charges, LICENSEE shall promptly reimburse QUALCOMM therefor. Notwithstanding the foregoing, in the event sums payable under this Agreement become subject to income or profits taxes under the tax laws of any country and applicable treaties between the United States and such country, LICENSEE may, if and to the extent required by law, withhold from each payment the amount of said income or profits taxes due and required to be withheld of each payment. LICENSEE will furnish and make available to QUALCOMM relevant receipts regarding the payment of any country taxes paid over to any country's government on behalf of QUALCOMM. Such tax receipts will clearly indicate the amounts that have been withheld from the gross amounts due to QUALCOMM.


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9. LIMITATION OF LIABILITY

     9.1 EXCEPT IN THE EVENT OF A BREACH BY QUALCOMM OF SECTION 10 OF THIS AGREEMENT, IN NO EVENT SHALL QUALCOMM BE LIABLE TO LICENSEE AND ITS AFFILIATES FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL DAMAGES, ARISING OUT OF THE USE OR INABILITY TO USE, OR THE DELIVERY OR FAILURE TO DELIVER, ANY OF THE SOFTWARE, EVEN IF QUALCOMM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATION OF LIABILITY SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF WHETHER LICENSEE'S REMEDIES HEREUNDER ARE DETERMINED TO HAVE FAILED OF THEIR ESSENTIAL PURPOSE.

     9.2 EXCEPT IN THE EVENT OF A BREACH BY QUALCOMM OF SECTION 10 OF THIS AGREEMENT, IN ADDITION TO SECTION 9.1, THE ENTIRE LIABILITY OF QUALCOMM, AND THE SOLE AND EXCLUSIVE REMEDY OF LICENSEE, FOR ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER (WHETHER IN CONTRACT, TORT, OR OTHERWISE) SHALL NOT EXCEED THE UP-FRONT FEE PAID FOR THE SOFTWARE WHICH IS THE SUBJECT OF SUCH CLAIM OR CAUSE OF ACTION.

     9.3 EXCEPT IN THE EVENT OF A BREACH BY LICENSEE OF SECTION 3, SECTION 6 OR
SECTION 10 OF THIS AGREEMENT, LICENSEE SHALL NOT BE LIABLE TO QUALCOMM AND ITS AFFILIATES FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL DAMAGES, ARISING OUT OF THE USE OR INABILITY TO USE, OR THE DELIVERY OR FAILURE TO DELIVER, ANY OF THE SOFTWARE, EVEN IF LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATION OF LIABILITY SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF WHETHER QUALCOMM'S REMEDIES HEREUNDER ARE DETERMINED TO HAVE FAILED OF THEIR ESSENTIAL PURPOSE.

     9.4 EXCEPT IN THE EVENT OF A BREACH BY LICENSEE OF SECTION 3, SECTION 6, OR
SECTION 10 OF THIS AGREEMENT, IN ADDITION TO SECTION 9.3, THE ENTIRE LIABILITY OF LICENSEE, AND THE SOLE AND EXCLUSIVE REMEDY OF QUALCOMM, FOR ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER (WHETHER IN CONTRACT, TORT, OR OTHERWISE) SHALL NOT EXCEED THE UP-FRONT FEE PAID FOR THE SOFTWARE WHICH IS THE SUBJECT OF SUCH CLAIM OR CAUSE OF ACTION.

10. RESTRICTIONS ON DISCLOSURE AND USE. All documentation and technical and business information and intellectual property in whatever form recorded that a Party does not wish to disclose without restriction ("Information") shall remain the property of the furnishing Party and may be used by the receiving Party only as follows. Such Information (a) shall not be reproduced or copied, in whole or part, except for use as expressly authorized in this Agreement; (b) shall, together with any full or partial copies thereof, be returned or destroyed when no longer needed or upon any termination of this Agreement; and (c) shall be disclosed only to employees or agents of a Party and Affiliates of a Party, all with a need to know. Such Affiliates or agents shall enter into a nondisclosure agreement with the receiving Party setting forth the obligations substantially equal to those herein prior to the disclosure of Information by receiving Party to such Affiliates or agents. Moreover, such Information shall be used by the receiving Party only for the purposes contemplated under this Agreement or in the exercise of its rights it may receive expressly under the provisions of this Agreement. Unless the furnishing Party consents in this Agreement or otherwise in writing, such Information shall be held in strict confidence by the receiving Party. The receiving Party may disclose such Information to other persons, upon the furnishing Party's prior written authorization, but solely to perform acts which this clause


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

expressly authorizes the receiving Party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing Party at its request) to the same conditions respecting use of Information contained in this clause and to any other reasonable conditions requested by the furnishing Party. These restrictions on the use or disclosure of Information shall not apply to any Information: (i) which can be proven to be or have been independently developed by the receiving Party or lawfully received free of restriction from another source having the right to so furnish such Information; or (ii) after it has become generally available to the public without breach of this Agreement by the receiving Party; or (iii) which at the time of disclosure to the receiving Party was known to such Party free of restriction and clearly evidenced by documentation in such Party's possession; or (iv) which the disclosing Party agrees in writing is free of such restrictions.

11. SCOPE OF INFORMATION. Information is subject to Section 10 whether delivered orally or in tangible form and without regard to whether it has been identified or marked as confidential or otherwise subject to Section 10. Each Party agrees to use its best efforts to mark or otherwise identify proprietary all Information they desire to be subject to the terms of these provisions before furnishing it to the other Party. And, upon request, a Party shall promptly identify whether specified information must be held by the requesting Party subject to Section 10. Information which is delivered orally may be summarized in writing by the disclosing Party and delivered to the receiving Party within [**] days after disclosure thereof.

12. ASSIGNMENT. LICENSEE shall not assign this Agreement or any right or interest under this Agreement, nor delegate any obligation to be performed under this Agreement to any third party unless it has also assigned the License Agreement to such third party in accordance with the assignment provisions thereof. Any attempted assignment in contravention of this Section 12 shall be void.

13. APPLICABLE LAW. This Agreement is made and entered into in the State of California and shall be governed by and construed and enforced in accordance with the laws of the State of California, excluding the U.N. Convention on International Sale of Goods, without regard to conflict of laws principles. Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach or validity hereof, shall be adjudicated only by a court of competent jurisdiction in the county of San Diego, State of California, and each Party hereby consents to the personal jurisdiction of such courts for that purpose. In the event of any proceeding to enforce the provisions of this Agreement, the prevailing Party (as determined by the court) shall be entitled to reasonable attorneys' fees as fixed by the court.

14. FORCE MAJEURE. Neither Party shall be in default or liable for any loss or damage resulting from delays in performance or from failure to perform or comply with terms of this Agreement (other than the obligation to make payments, which shall not be affected by this provision) due to any causes beyond its reasonable control, which causes include but are not limited to Acts of God or the public enemy; riots and insurrections; war; fire; strikes and other labor difficulties (whether or not the Party is in a position to concede to such demands); embargoes; judicial action; lack of or inability to obtain export permits or approvals, necessary labor, materials, energy, components or machinery; and acts of civil or military authorities.

15. LATE CHARGE. Each Party may charge the other a late charge, with respect to any amounts that the other owes hereunder and fails to pay on or before the due date, in an amount equal to the lesser of [**] percent ([**]%) per month, pro-rated, or the maximum amount permitted by law.

16. MISCELLANEOUS PROVISIONS. No addition or modification of the Agreement shall be effective unless made in writing and signed by the respective representatives of QUALCOMM and LICENSEE. Any delay or failure to enforce at any time any provision of the Agreement shall not constitute a waiver of the right thereafter to enforce each and every provision thereof. If any of the provisions of the Agreement is determined to be invalid, illegal, or otherwise unenforceable,


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the remaining provisions shall remain in full force and effect. The Parties'
rights and obligations which by their sense and context are intended to survive any termination or expiration of this Agreement shall so survive, including but not limited to Sections 4, 5, 6, 9, 10, 11, 13 and 16 hereof.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

QUALCOMM INCORPORATED                   AIRVANA, INC.


By: /s/ James P. Lederer                By: /s/ Vedat Eyuboglu
    ---------------------------------       ------------------------------------
Title: Vice President, Finance          Title: Chief Technical Officer


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                                    EXHIBIT A

                                CSM 6800 SOFTWARE

CELL SITE MODEM (CSM) 6800 SOFTWARE: The CSM 6800 Software will contain the following features and be designed to operate generally in accordance with the Telecommunications Industry Association per the published 3rd Generation Partnership Project 2, 3GPP2 C.S0024-A, "cdma2000 High Rate Packet Data Air Interface Specification":

     -    SUBTYPE 0, SUBTYPE 1 AND SUBTYPE 2 PHYSICAL LAYER PROTOCOL.

     - ENHANCED IDLE STATE PROTOCOL including: Inactive, Sleep, Monitor and Connection Setup States, utilized when the Access Terminal (AT) has acquired a network and a connection is not open.

     - ENHANCED ACCESS CHANNEL MAC PROTOCOL including Inactive and Active States which provide procedures and messages for an AT to transmit and an Access Network (AN) to receive the Access Channel.

     - ENHANCED FORWARD TRAFFIC CHANNEL MAC PROTOCOL including: Single User Simplex, Single User Multiplex and Multi-User MAC layer packets.

     - HIGH RATE PACKET DATA BROADCAST-MULTICAST FEATURE: Capability to configure, open, and close forward link broadcast (one-to-many multimedia communication stream on the forward link) channels. This feature will be compliant with the broadcast feature standard as being defined in 3GPP2, C.SP0054-0.

     - QUALITY OF SERVICE FEATURE: Support for multiple transmit queues per user which can be configured to be Assured Forwarding (AF), Expedited forwarding (EF) or best effort (BE). AF meets specified rate guarantees, EF meets specified delay guarantees, and BE has no associated guarantees.

     - BTS PACKING FEATURE: Improves packing efficiency for users and flows opened on the forward traffic channel, for both Rel. 0 and Rev. A. The CSM 6800 driver will support connection and MAC layer packing. At the driver API, RLP payloads of varying sizes will be accepted.

     -    ENCRYPTION supported per 3GPP2, C.S0039 specification.

The CSM 6800 Software will be delivered in multiple releases as follows:

ALPHA RELEASE 1.0 is scheduled for the fourth calendar quarter of 2004 (or no later than ten days after the Effective Date, whichever is later). This release is deemed to be of alpha quality. An alpha release is intended as an early preview of the new features of the CSM6800 Driver Software and, although representative of the commercial release, has not undergone complete testing and may not include all features scheduled for the CSM 6800 Software.

RELEASE 1.0 is scheduled for the second calendar quarter of 2005 and will include the same feature set as Alpha release but would be of commercial grade having undergone more rigorous and complete testing than the Alpha release.

RELEASE 2.0 is scheduled for the fourth calendar quarter of 2005 and will include new features not previously included in the Alpha and 1.0 Releases and will be of commercial grade having undergone rigorous and complete testing.

LICENSEE acknowledges and understands that the CSM 6800 Software is not designed to operate in accordance with each and every provision of the standards set forth in this Exhibit A.


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